Exhibit 99.1

RLI REPORTS SECOND QUARTER 2020 RESULTS

PEORIA, ILLINOIS, July 22, 2020 -- RLI Corp. (NYSE: RLI) – RLI Corp. reported second quarter 2020 net earnings of $92.2 million ($2.04 per share), compared to $40.5 million ($0.89 per share) for the second quarter of 2019. Operating earnings(1) for the second quarter of 2020 were $34.8 million ($0.77 per share), compared to $29.7 million ($0.66 per share) for the same period in 2019.

	Second Quarter		Year to Date
Earnings Per Diluted Share	2020	2019	2020	2019
Net earnings	$2.04	$0.89	$0.68	$2.35
Operating earnings (1)	$0.77	$0.66	$1.43	$1.37

(1)	See discussion below: Non-GAAP and Performance Measures.

Highlights for the quarter included:

●	Underwriting income(1) of $24.2 million on a combined ratio(1) of 88.4.
●	1% increase in gross premiums written.
●	Net favorable development in prior years’ loss reserves, resulting in a $21.6 million net increase in underwriting income.
●	Book value per share of $23.39, an increase of 8% (inclusive of dividends) from year-end 2019.

“As we navigate the path forward in this uncertain environment, we remain focused on providing the best support possible to our customers, associates and communities,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “Commitments to those we serve are most easily fulfilled from a position of sustainable strength. Our financial results are a testament to that longstanding foundation. Although COVID-19 related losses were $6 million in the quarter, we achieved underwriting profitability in all product segments and an 88 combined ratio overall. Underwriting results, paired with steady investment income, generated $0.77 of operating earnings per share for the quarter. In addition, a strong rebound in the capital markets contributed to an 8 percent increase in book value for the first six months of 2020. We are prepared to meet any further challenges this crisis may bring and thank all RLI associates for their dedication to our stakeholders.”

Underwriting Income

RLI achieved $24.2 million of underwriting income in the second quarter of 2020 on an 88.4 combined ratio, compared to $14.9 million on a 92.8 combined ratio in 2019. Results for both years include net favorable development in prior years’ loss reserves, which totaled $21.6 million and $17.8 million for 2020 and 2019, respectively.

The following table highlights underwriting income and combined ratios by segment for the second quarter.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2020	2019		2020	2019
Casualty	$9.7	$6.9	Casualty	92.8	95.0
Property	6.2	(0.4)	Property	86.4	101.1
Surety	8.3	8.4	Surety	70.6	71.2
Total	$24.2	$14.9	Total	88.4	92.8

(1)	See discussion below: Non-GAAP and Performance Measures.

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Other Income

Net investment income for the quarter decreased 0.5% to $16.9 million, compared to the same period in 2019. The investment portfolio’s total return was 6.6% for the quarter and 2.0% for the six months ended June 30, 2020.

RLI’s comprehensive earnings were $145.7 million for the quarter ($3.22 per share), compared to $68.3 million ($1.51 per share) for the same quarter in 2019. In addition to net earnings, comprehensive earnings (loss) included after-tax unrealized gains/(losses) from the fixed income portfolio.

Equity in earnings of unconsolidated investees was $5.1 million for the quarter, compared to $8.5 million from the same period last year. For the second quarter of 2020, $2.6 million of the equity in earnings of unconsolidated investees related to Maui Jim, Inc., a producer of premium sunglasses, and $2.5 related to Prime Holdings Insurance Services, Inc., a specialty insurance company. For the second quarter of 2019, equity in earnings of unconsolidated investees from Maui Jim and Prime was $6.5 million and $2.0 million, respectively.

Dividends Paid in the Second Quarter of 2020

On June 19, 2020, the company paid a regular quarterly dividend of $0.24 per share, a $0.01 increase over the prior quarter. RLI’s cumulative dividends total more than $529 million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2020 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

At 10 a.m. central daylight time (CDT) tomorrow, July 23, 2020, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at https://edge.media-server.com/mmc/p/rnmhrgqa.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2019.

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About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 45 consecutive years and delivered underwriting profits for 24 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Vice President, Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

		Operating Earnings Per Share
		2020	2019	2020	2019
		2nd Qtr	2nd Qtr	6 Mos.	6 Mos.
Operating Earnings Per Share(1)		$0.77	$0.66	$1.43	$1.37

Specific items included in operating earnings per share:(2) (3)
●	Net favorable development in casualty prior years' reserves	$0.32	$0.26	$0.44	$0.47
●	Net favorable (unfavorable) development in property prior years' reserves	$-	$(0.01)	$0.05	$0.01
●	Net favorable development in surety prior years' reserves	$0.06	$0.06	$0.12	$0.12
●	Net incurred losses related to:
	▪ 2020 storms and civil unrest	$(0.09)	$-	$(0.10)	$-
	▪ COVID-19	$(0.09)	$-	$(0.16)	$-
	▪ 2019 and prior catastrophe events	$-	$(0.06)	$-	$(0.07)

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.

RLI CORP

2020 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
SUMMARIZED INCOME STATEMENT DATA:	2020	2019	% Change	2020	2019	% Change
Net premiums earned	$208,734	$207,541	0.6%	$424,316	$412,230	2.9%
Net investment income	16,917	16,998	(0.5)%	34,695	33,563	3.4%
Net realized gains (losses)	(2,109)	4,764	NM	13,043	13,832	(5.7)%
Net unrealized gains (losses) on equity securities	74,705	8,810	NM	(55,690)	42,308	NM
Consolidated revenue	$298,247	$238,113	25.3%	$416,364	$501,933	(17.0)%
Loss and settlement expenses	101,202	103,919	(2.6)%	212,223	198,216	7.1%
Policy acquisition costs	69,463	71,742	(3.2)%	142,404	143,034	(0.4)%
Insurance operating expenses	13,906	16,948	(17.9)%	28,287	33,615	(15.9)%
Interest expense on debt	1,903	1,861	2.3%	3,800	3,722	2.1%
General corporate expenses	1,994	3,283	(39.3)%	3,749	6,559	(42.8)%
Total expenses	$188,468	$197,753	(4.7)%	$390,463	$385,146	1.4%
Equity in earnings of unconsolidated investees	5,100	8,468	(39.8)%	9,614	13,782	(30.2)%
Earnings before income taxes	$114,879	$48,828	135.3%	$35,515	$130,569	(72.8)%
Income tax expense	22,713	8,361	171.7%	4,616	24,629	(81.3)%
Net earnings	$92,166	$40,467	127.8%	$30,899	$105,940	(70.8)%

Other comprehensive earnings, net of tax	53,571	27,864	92.3%	40,540	57,165	(29.1)%
Comprehensive earnings	$145,737	$68,331	113.3%	$71,439	$163,105	(56.2)%

Operating earnings(1):
Net earnings	$92,166	$40,467	127.8%	$30,899	$105,940	(70.8)%
Less:
Realized (gains) losses	2,109	(4,764)	NM	(13,043)	(13,832)	(5.7)%
Income tax on realized gains (losses)	(443)	1,001	NM	2,739	2,905	(5.7)%
Unrealized (gains) losses on equity securities	(74,705)	(8,810)	NM	55,690	(42,308)	NM
Income tax on unrealized gains (losses) on equity securities	15,688	1,849	NM	(11,695)	8,884	NM
Operating earnings	$34,815	$29,743	17.1%	$64,590	$61,589	4.9%

Return on Equity:
Net earnings (trailing four quarters)				11.8%	14.2%
Comprehensive earnings (trailing four quarters)				17.0%	20.7%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	45,274	45,219		45,311	45,056

Net earnings (loss) per share	$2.04	$0.89	129.2%	$0.68	$2.35	(71.1)%
Less:
Realized (gains) losses	0.05	(0.10)	NM	(0.29)	(0.30)	(3.3)%
Income tax on realized gains (losses)	(0.01)	0.02	NM	0.06	0.06	0.0%
Unrealized (gains) losses on equity securities	(1.66)	(0.19)	NM	1.24	(0.94)	NM
Income tax on unrealized gains (losses) on equity securities	0.35	0.04	NM	(0.26)	0.20	NM
EPS from operations(1)	$0.77	$0.66	16.7%	$1.43	$1.37	4.4%

Comprehensive earnings per share	$3.22	$1.51	113.2%	$1.58	$3.62	(56.4)%

Cash dividends per share - ordinary	$0.24	$0.23	4.3%	$0.47	$0.45	4.4%

Net Cash Flow provided by Operations	$89,540	$74,560	20.1%	$83,773	$105,347	(20.5)%

(1)	See discussion above: Non-GAAP and Performance Measures.

NM = Not Meaningful

RLI CORP

2020 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2020	2019	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$2,075,093	$1,983,086	4.6%
(amortized cost - $1,956,137 at 6/30/20)
(amortized cost - $1,915,278 at 12/31/19)
Equity securities, at fair value	422,198	460,630	(8.3)%
(cost - $270,987 at 6/30/20)
(cost - $262,131 at 12/31/19)
Other invested assets	63,440	70,441	(9.9)%
Cash and cash equivalents	84,797	46,203	83.5%
Total investments and cash	$2,645,528	$2,560,360	3.3%

Premiums and reinsurance balances receivable	154,941	160,369	(3.4)%
Ceded unearned premiums	93,679	93,656	0.0%
Reinsurance balances recoverable on unpaid losses	364,756	384,517	(5.1)%
Deferred policy acquisition costs	87,560	85,044	3.0%
Property and equipment	52,350	53,121	(1.5)%
Investment in unconsolidated investees	112,662	103,836	8.5%
Goodwill and intangibles	53,923	54,127	(0.4)%
Other assets	53,880	50,691	6.3%
Total assets	$3,619,279	$3,545,721	2.1%

Unpaid losses and settlement expenses	$1,590,996	$1,574,352	1.1%
Unearned premiums	543,113	540,213	0.5%
Reinsurance balances payable	24,777	25,691	(3.6)%
Funds held	84,430	83,358	1.3%
Income taxes - deferred	57,421	56,727	1.2%
Bonds payable, long-term debt	149,395	149,302	0.1%
Accrued expenses	35,998	66,626	(46.0)%
Other liabilities	81,691	54,064	51.1%
Total liabilities	$2,567,821	$2,550,333	0.7%
Shareholders' equity	1,051,458	995,388	5.6%
Total liabilities & shareholders' equity	$3,619,279	$3,545,721	2.1%

OTHER DATA:

Common shares outstanding (in 000's)	44,953	44,869

Book value per share	$23.39	$22.18	5.5%
Closing stock price per share	$82.10	$90.02	(8.8)%

Statutory surplus	$1,019,981	$1,029,671	(0.9)%

RLI CORP

2020 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended June 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2020

Gross premiums written	$190,047		$69,286		$27,820		$287,153
Net premiums written	152,114		51,563		26,413		230,090
Net premiums earned	135,215		45,387		28,132		208,734
Net loss & settlement expenses	77,651	57.4%	21,550	47.5%	2,001	7.1%	101,202	48.5%
Net operating expenses	47,831	35.4%	17,670	38.9%	17,868	63.5%	83,369	39.9%
Underwriting income (loss) (1)	$9,733	92.8%	$6,167	86.4%	$8,263	70.6%	$24,163	88.4%

2019

Gross premiums written	$189,123		$64,360		$29,788		$283,271
Net premiums written	153,636		49,111		28,343		231,090
Net premiums earned	138,344		39,972		29,225		207,541
Net loss & settlement expenses	80,121	57.9%	22,597	56.5%	1,201	4.1%	103,919	50.1%
Net operating expenses	51,284	37.1%	17,811	44.6%	19,595	67.1%	88,690	42.7%
Underwriting income (loss) (1)	$6,939	95.0%	$(436)	101.1%	$8,429	71.2%	$14,932	92.8%

Six Months Ended June 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2020

Gross premiums written	$349,283		$126,007		$57,695		$532,985
Net premiums written	279,291		92,990		54,912		427,193
Net premiums earned	278,635		89,735		55,946		424,316
Net loss & settlement expenses	171,916	61.7%	37,521	41.8%	2,786	5.0%	212,223	50.0%
Net operating expenses	98,309	35.3%	36,139	40.3%	36,243	64.8%	170,691	40.2%
Underwriting income (loss) (1)	$8,410	97.0%	$16,075	82.1%	$16,917	69.8%	$41,402	90.2%

2019

Gross premiums written	$341,230		$113,381		$59,572		$514,183
Net premiums written	278,538		86,433		56,790		421,761
Net premiums earned	275,244		78,718		58,268		412,230
Net loss & settlement expenses	160,575	58.3%	35,530	45.1%	2,111	3.6%	198,216	48.1%
Net operating expenses	102,387	37.2%	35,378	45.0%	38,884	66.8%	176,649	42.8%
Underwriting income (loss) (1)	$12,282	95.5%	$7,810	90.1%	$17,273	70.4%	$37,365	90.9%

(1)	See discussion above: Non-GAAP and Performance Measures.